[Liberty Tax Credit Plus III Letterhead]

April 8, 1997

Mr. William H. Schoenecker, MAI ASA
Vice President
Valuation Research
330 E. Kilbourn Avenue
Milwaukee, WI  53202-3142

Dear Mr. Schoenecker:

Liberty Tax Credit Plus III L.P. hereby consents to the use of the report prepared by Valuation Research Corporation dated April 8, 1997 by Lehigh Tax Credit Partners L.L.C. for all uses permitted for Liberty Tax Credit
Plus III L.P.

Please indicate your acceptance of the above rights for Lehigh Tax Credit
Partners
L.L.C. by signing in the space provided below.

                               Very truly yours,


                               Liberty Tax Credit Plus III L.P.

                               By:      Related Credit Properties III L.P.,
                                        general partner

                               By:      Related Credit Properties III Inc.,
                                        general partner

                               By:  /s/ Alan P. Hirmes
                                  --------------------
                                        Alan P. Hirmes
                                        Vice President

AGREED TO AND ACCEPTED:

Valuation Research Corporation
By:  /s/ William H. Schoenecker
   ----------------------------
         William H. Schoenecker
         Vice President